Exhibit (e)(2)

TIAA-CREF LIFE INSURANCE COMPANY
8500 Andrew Carnegie Boulevard	For Home Office Use Only:
Charlotte, NC 28262-8500	File No. ______________

APPLICATION FOR UNIVERSAL LIFE INSURANCE - PART I

  SECTION A: Type of Life Insurance Policy and Face Amount

1. What type of policy are you applying for?	2. Face Amount: $ ______________________________
☐ Variable Universal Life ☐ Fixed Universal Life

  SECTION B: Proposed Insured

1.
	Title	First Name	Middle Initial	Last Name

2. Sex: ☐ M ☐ F 3. Social Security #:	—	—

4.	Marital Status: ☐ Single ☐ Married ☐ Divorced ☐ Widowed ☐ Separated

5.	U.S. Citizen: ☐ Yes ☐ No If no, are you in possession of a Permanent Residency Card/Other? ☐ Yes ☐ No

If yes, what type: _____________________________________ Expiration Date: ______________________________

6. Birthplace:		7. Date of birth:		—		—
	City/State/Country (if outside the U.S.)		Month		Day		Year

8.	Residential address/street: _________________________________________________________________ Apt. #: _________

City: _______________________________________________ State: ________________________ Zip: ________________

9.	Daytime phone #: ( ) ________ - ________________ Evening phone #: ( ) ________ - _________________

10.	Email address: __________________________________________

11.	Driver’s license #: __________________________________________ 12. State issued: _____________________________

13.	Current employer’s name: _______________________________________________________________________________

14.	Employer’s address/street: ______________________________________________________________________________

City: _______________________________________________ State: ________________________ Zip: ________________

15.	Occupation: ________________________________________________ 16. Length of employment: ____________________

17.	Annual Income: __________________________________________ 18. Net Worth: _______________________________

  SECTION C: Insurance Cost Options and Additional Policy Benefit (Rider)

Insurance Cost Options:	Riders (Additional charges will apply.):

☐ 10-year Level Endorsement	☐ Waiver of Monthly Charges
☐ 20-year Level Endorsement
☐ Traditional Age-Based

   (If left blank, the traditional age-based cost shall apply.)

AM-VUL1.02	Page 1

SECTION D: Policy and Payment Information

1.	Have you received an illustration for this policy? ☐ Yes ☐ No

2.	Planned Annual Premium: _____________________________________

a.	Payment Mode: ☐ Annually ☐ Semi-annually ☐ Quarterly ☐ Monthly (EFT only)

b.	Payment Method:

☐ Electronic Funds Transfer (EFT) - (Attach your voided check or savings deposit slip.)

To authorize payment by EFT, you must provide the following information:

Acct. Type:      ☐ Checking      ☐ Savings Acct. # __________________ Bank Transit #* __________________

Name(s) on Account _______________________________________________________________________________

Name and Address of Bank _________________________________________ Telephone No. _______________

*Refer to the bottom of your check or savings deposit slip for the 9-digit number.

☐ Check (Please do not send payment at this time)

c.	Will you be making any additional premium payments into this policy when it’s issued? ☐ Yes ☐ No

If yes, how much? $_______________ Is this money coming from another life insurance policy? ☐ Yes ☐ No

If yes, name of insurance company __________________________________________________________________

3.	Death Benefit Option:

☐	Option A - Level (death benefit equals face amount)	☐	Option B - Increasing (death benefit equals face amount plus policy cash value)	☐	Option C - Face Amount + Premium (death benefit equals face amount plus premiums paid)

4. Definition of Life Insurance Test:

☐	Guideline Premium Test	☐	Cash Value Accumulation Test

Guideline Premium Test will be used unless Cash Value Accumulation Test is checked (not available on all product versions). Cannot be changed after issue.

SECTION E: Additional Party to Receive Premium Notices

Premium notices will be mailed to the owner(s). If you want an additional party to receive a copy of the notice, please complete the following mailing information:

Name: ________________________________________________________________ Phone #: (              ) ______-__________

Address/street: __________________________________________________________________________________________

City: __________________________________________________________ State: ____________ Zip: ___________________

SECTION F: Owner/Trust Information (Do not complete if proposed insured will own policy)

If a person other than the proposed insured will own this policy, complete this portion only:

1.	Owner name: _________________________________________________________________________________________
Title	First Name Middle Initial Last Name

2.	Social Security #: _____ - ___ - _______ 3. Date of birth: ____/____/____ 4. Daytime phone #: ( ) ____-_____

5.	Marital Status: ☐ Single ☐ Married ☐ Divorced ☐ Widowed ☐ Separated

6.	Residential address/street: _________________________________________________________________ Apt. #: ________

City: _________________________________________________ State: ________________________ Zip: ______________

If a trust or business will own this policy, complete this portion only:

1.	Name of trust or business: ______________________________________________________ Date of Trust: ______________

2.	Name of trustee or corporate officer: ________________________________________________________________________

3.	Taxpayer ID #: __________________________________________ 4. Daytime phone #: ( ) ________-_____________

5.	Address/street: _________________________________________________________________________________________

City: _____________________________________________ State: ________________________ Zip: __________________

AM-VUL1.02	Page 2

SECTION G: Beneficiary Information

Please use the REMARKS/DETAILS box in Section I if you need more space to name your beneficiaries.

POLICY BENEFICIARIES:

Primary beneficiary(ies) name(s)	Address	Relationship to the insured	Benefit Percentage	Date of birth	Social Security or tax ID #

Contingent beneficiary(ies) name(s)	Address	Relationship to the insured	Benefit Percentage	Date of birth	Social Security or tax ID #

SECTION H: Replacement

1.	Will any existing life insurance or annuity held by the owner of the proposed policy be replaced, changed or used to pay for the insurance applied for in this application?

Company name	Policy type	Amount of insurance	Business or Personal	Policy #	Year issued

AM-VUL1.02	Page 3

SECTION I: Preliminary Underwriting Information

If the answer is “Yes” to any of the questions listed below, provide full details in the space for each question. If you need additional space, please use the REMARKS/DETAILS box on the next page.

1.	Does the proposed insured have any existing life insurance? ☐ Yes ☐ No

Company name	Policy type	Amount of insurance	Business or Personal	Year issued	Replacing? (Y/N)

The following questions need to be answered by the proposed insured of this policy.

2.	Have you used any form of tobacco or nicotine-based product within the last 10 years? ☐ Yes ☐ No

If “Yes,” please provide details. Month/Year of last use

Type	Quantity/Frequency

3.	Are you contemplating the purchase of other life insurance with any other company? ☐ Yes ☐ No

If “Yes,” please provide complete details.

4.	Have you had life, health or disability insurance rated, modified, rejected or canceled within the past 5 years? ☐ Yes ☐ No

If “Yes,” please indicate action taken and reason.

5.	Are you currently receiving disability income? ☐ Yes ☐ No

If “Yes,” please indicate reason and the date commenced.

6.	Has the insured flown as a pilot, co-pilot or crew member of an aircraft, other than a regularly scheduled commercial flight, in the past 5 years or have plans to do so in the next 12 months? ☐ Yes ☐ No

If “Yes,” please provide details.

7.	Has the insured participated in auto, boat or motorcycle racing, skin or scuba diving, hang gliding, mountain or rock climbing, sky diving or parachuting during the past 2 years or have plans to do so in the next 12 months? ☐Yes ☐ No

If “Yes,” please provide complete details, including specific activity and dates of participation.

AM-VUL1.02	Page 4

8.	Do you have any intention of traveling or residing outside the U.S. or Canada within the next 12 months?

☐ Yes  ☐ No

If “Yes,” please indicate purpose of travel, dates of travel, length of visit and cities/countries you plan to travel to.

9.	Within the past 5 years have you had:

a.	Two or more moving violations or traffic accidents? ☐ Yes ☐ No

If “Yes,” please indicate dates and types of violations.

b.	Your driver’s license ☐ suspended or ☐ revoked or have you been ☐ convicted of driving under the influence of alcohol or drugs, or ☐ convicted of reckless driving? If checked, please indicate dates and reasons.

If none apply, check here. ☐

10.	Have you ever been convicted of a ☐ misdemeanor, or ☐ felony?

If checked, please provide complete details of conviction including date, sentence received and current status.

If neither applies, check here. ☐

Remarks/Details:

AM-VUL1.02	Page 5

SECTION J: Application Authorization

I understand that the insurance applied for will not take effect unless and until, during the lifetime of the proposed insured, TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) has both: (1) received the full first premium payment and (2) approved the insurance applied for on the life of the proposed insured. TIAA-CREF Life will notify you in writing of the approval date.

I authorize any physician, medical practitioner, psychiatrist, psychologist, hospital, Veterans Administration clinic or other medical or medical-related facility, mental health facility, the Medical Information Bureau (“MIB”), insurance company, consumer reporting agency, other organization, institution or person that has any records or knowledge of me or my health or mental condition, general character, driving records, and hobbies of a hazardous nature, to give to TIAA-CREF Life, its reinsurers, the MIB, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required, or as I may further authorize any such information. I further authorize a consumer reporting agency to make an investigative report on me if it is requested by TIAA-CREF Life.

I understand the information obtained by use of this Authorization will be used by TIAA-CREF Life to determine my eligibility for insurance. Any information obtained will not be released by TIAA-CREF Life to any persons or organizations in an individually identifiable form EXCEPT to reinsuring companies, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required or as I may further authorize.

To facilitate rapid submission of such information, I authorize all said sources to give such records or knowledge to any agency employed by TIAA-CREF Life to collect and transmit such information. A photographic copy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two years from the date shown below, and that upon request I have a right to receive a copy of this Authorization. I also acknowledge receipt of the written notices of my rights under state and Federal Fair Credit Reporting Acts and the MIB.

To the best of my knowledge and belief, all of the above answers are true and complete. These answers, together with those provided in Part II of the Application, are my Application. I understand TIAA-CREF Life will rely upon the information provided herein, and that such statements and answers are given as an inducement to TIAA-CREF Life to consider issuing the insurance applied for.

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and/or civil penalties.

If the proposed insured will own this policy, complete A only.

If a person other than the proposed insured will own this policy, complete A and B.

If a trust or business will own this policy, complete A and C.

A

x
Signature of proposed insured	Date	Signed at (City, State)

B

x
Signature of owner	Date	Signed at (City, State)

C

x
Signature of authorized trustee/corporate officer	Date	Name of trust/business

Signed at (City, State)

D	As a licensed agent for TIAA-CREF Life I, _________________________ [am/am not] (cross out one) aware that replacement of coverage is or may be involved in connection with the submission of this application.

x
Signature of TIAA-CREF Life Representative	Date	TIAA-CREF Life Representative Number/License Number

AM-VUL1.02	Page 6

8500 Andrew Carnegie Boulevard Charlotte, NC 28262-8500	TIAA-CREF LIFE INSURANCE COMPANY

SUPPLEMENTAL QUESTIONNAIRE FOR VARIABLE UNIVERSAL LIFE INSURANCE APPLICANTS

Suitability • Allocation of Premiums

SECTION A: Proposed Insured & Owner

This supplement is attached to and made part of the application for Variable Universal Life insurance of:

1. Proposed Insured’s Name:

2. Social Security #:	—	—

3. Owner’s name (if different from above):

SECTION B: Financial Information/Suitability

1.	Owner’s annual income:

a.	Earned income (e.g., salary, commissions, fees, etc.)

☐  $0 - $100,000            ☐  $100,001 - $250,000            ☐  $250,001 - $500,000            ☐  Above $500,000

b.	Unearned income (e.g., interest, dividends, alimony, etc.)

☐  $0 - $100,000            ☐  $100,001 - $250,000            ☐  Above $250,000

2.	Owner’s tax bracket: % (Federal and State combined)

3.	Owner’s net savings and investments (Please include only information about assets held as investments such as stocks, bonds, mutual funds, money market accounts, etc., and exclude personal residence, automobiles, jewelry or other non-investment property)

☐  $0 - $100,000            ☐  $100,001 - $250,000            ☐  Above $250,000

4.	Owner’s investment experience:

Indicate your level of experience with each type of investment listed below. If you do have some level of experience with an investment, indicate both the number of years and whether you currently own it or not.

If you do have experience
		how many years?	do you currently own?

Mutual funds	☐ None	______ Years	☐ Yes	☐ No

Stocks	☐ None	______ Years	☐ Yes	☐ No

Bonds	☐ None	______ Years	☐ Yes	☐ No

AM-VUL1.02 APP SUPP

SECTION B: Financial Information/Suitability (continued)

5.	What is your investment risk tolerance? (Please select only one)

	☐	Conservative (preservation of principal)	☐	Moderate Aggressive (growth)

	☐	Moderate Conservative (income with little growth)	☐	Aggressive (aggressive growth)

	☐	Moderate (growth & income)

6.	Source of funds for policy premiums:

	☐	From annual income	☐	Bank certificate of deposit

	☐	Sale of stocks or stock mutual funds	☐	Sale of bonds or bond mutual funds

	☐	Savings account or money market	☐	Borrowing money

	☐	Cash values from another life insurance policy	☐	Other (please explain) ___________________________

_______________________________________________

7.	Purpose for purchasing this VUL policy: (Check all that apply.)

☐	Death benefit	☐	Supplemental retirement income (years to retirement _____________ )

☐	Pay for child’s education	☐	Other (please specify and indicate the anticipated timing) _____________

______________________________________________________________

SECTION C: Allocation of Premiums

Your premium will be allocated 100% to the Money Market Account unless otherwise indicated below:

Use only whole percentages and they must total 100%.

Allocations
Stock Index Account:	_____	%
Growth Equity Account:	_____	%
Growth & Income Account:	_____	%

Important Note: During the “right to cancel period,” we will allocate any net premiums to the Money Market Account. After the period is over, we will reallocate the amount in the Money Market Account in accordance with your most recent allocation instructions.

International Income Account:	_____	%
Social Choice Equity Account:	_____	%
Fixed-Rate Account:	_____	%

Total	100%

AM-VUL1.02 APP SUPP

SECTION D: Acknowledgement

I acknowledge that I understand this contract is variable and that I have received, have read and understand the current prospectus booklet for TIAA-CREF Life’s Variable Universal Life policy and its respective funds and understand all the provisions of this application.

I understand that the death benefit, policy value and cash surrender value under a Variable Universal Life insurance policy may increase or decrease daily, depending upon the following factors: the amount and timing of premium payments; the investment experience of the variable investment accounts; the amount of interest credited to the Fixed-Rate Account; and the amount of charges deducted from premiums and the policy value.

I understand that there is no minimum guaranteed cash surrender value under this Variable Universal Life insurance policy.

I certify that the information I have provided is true and accurate.

x
Signature of owner(s)	Date	Signed at (City, State)

x
Signature of authorized trustee/corporate officer	Date	Name of trust/business

For Home Office Use Only:

Teachers Personal Investors Services, Inc. – Distributor

AM-VUL1.02 APP SUPP